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                                                                    Exhibit 3(c)

                               ENERGEN CORPORATION

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                                     BY LAWS

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                        As Amended Through July 22, 1998

                       I. ANNUAL MEETING OF STOCKHOLDERS.

         1.01 TIME OF HOLDING - The annual meeting, for the purpose of electing directors and transacting any other proper business, shall be held at 10:00 a.m. on the fourth Wednesday in January of each year, if not a legal holiday, and if a legal holiday then on the first succeeding business day not a legal holiday or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings may be held, and shall be called by the Secretary, whenever directed by the Chairman of the Board or the President or whenever requested by a majority of the directors, either by vote at a meeting or in writing.

         1.02 NOTICE - At least ten days before each annual and each special meeting and in any event such number of days as will conform with any statutory requirement, the Secretary shall mail or cause to be mailed to each stockholder entitled to vote at the meeting, at his address appearing on the books of the Corporation, a notice which shall state the time and place of the meeting, and, in the case of a special meeting, shall state also the objects or purposes of the meeting.

         1.03 PLACE OF MEETING - Annual and special meetings shall be held at the principal office of the Corporation in the State of Alabama, or at such other place, within or without the State of Alabama, as may be designated by the Board of Directors or the person or persons calling the meeting and stated in the notice of the meeting.

         1.04 CLOSING STOCK TRANSFER BOOK - RECORD DATE - Prior to each meeting of stockholders, the Board of Directors shall either fix a period of not less than ten days preceding the day of the meeting during which the stock transfer books shall be closed, or fix a date not less than ten days preceding the day of the meeting as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, and when a record date shall have been so fixed, only stockholders of record on such date shall be entitled to notice of and to vote at such meeting.

         1.05 VOTE IN PERSON OR BY PROXY - Stockholders may vote in person or by proxy. The vote of stockholders for the election of directors, or upon any question before a meeting, need not be by ballot except when required by statute or demanded by a stockholder of record entitled to vote at the meeting; when so required or demanded, the vote shall be by ballot. All questions shall be decided by the vote of the holders of a majority of the shares voting on the question, except where otherwise required by statute or by the Certificate of Incorporation, as now in effect or as hereafter amended.


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         At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be delivered to the Judge appointed pursuant to ss.1.08 of these By Laws prior to the vote at the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the proxy unless the stockholder so attending shall, in writing prior to the meeting or orally at the meeting, notify the secretary of the meeting at any time prior to the voting of the proxy.

         1.06 PRESIDING OFFICER - The Chairman of the Board, and in his absence, the President shall call meetings of stockholders to order and act as chairman of such meeting. In the absence of both of these officers, the Board of Directors shall appoint a chairman of the meeting, but if the Board shall not make such appointment, then any stockholder or the proxy of any stockholder may call the meeting to order, and a chairman shall be elected.

         1.07 SECRETARY OF THE MEETING - The Secretary or any Assistant Secretary may act as secretary of any meeting of stockholders; but the Board of Directors before the meeting may designate any person to act as secretary thereof, and if no such designation shall have been made or if the person so designated shall fail to attend or shall refuse or be unable to serve, then the chairman of the meeting may appoint any person to act as secretary thereof.

         1.08 JUDGE - At each meeting of the stockholders at which the voting shall be by ballot, the voting shall be conducted and all questions touching the qualifications of the voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by one Judge. The Judge may be an officer of the Corporation and may be appointed before the meeting by the Board of Directors, but if no such appointment shall have been made, then by the chairman of the meeting; and if for any reason any judge previously appointed shall fail to attend, or refuse or be unable to serve, then a judge to act in his place shall be appointed by the Chairman of the meeting. No such judge need be a stockholder.

         1.09 VOTING, ADJOURNMENT - At each meeting of stockholders, except as otherwise provided by statute or by the Certificate of Incorporation or an amendment thereof, the holders of a majority of all of the stock which at the time shall be entitled to vote, present in person or represented by proxy, shall be requisite for the transaction of business and shall constitute a quorum. A meeting of the stockholders may be adjourned to any day, and from time to time, as such meeting shall determine, whether or not a quorum is present. The time and place to which an adjournment is taken shall be publicly announced at the meeting, and no further notice thereof shall be necessary.


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                             II. BOARD OF DIRECTORS.

         2.01 MANAGEMENT OF CORPORATION; NUMBER OF DIRECTORS; ELECTION OF DIRECTORS; TERMS OF OFFICE - All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors. The number of Directors of the Corporation, the manner of their election and their terms of office shall be determined as provided in the Certificate of Incorporation, as at any time amended. No person who shall have been first elected a Director of Alabama Gas Corporation subsequent to June 19, 1969 shall be eligible to serve as a Director of the Corporation after the annual meeting of the stockholders of the Corporation next following his seventieth birthday.

         2.02 MEETINGS OF THE BOARD - The Board of Directors may provide for stated meetings at regular intervals to be held pursuant to a standing resolution of the Board. No notice of such meetings need be given. Special meetings of the Board may be called upon written instructions signed by the Chairman of the Board, the President, or a Vice President, or at least two of the directors, and delivered to the Secretary of the Corporation, stating the time and place thereof. The Secretary shall give, or cause to be given, notice of the time and place of holding each special meeting by mailing the same at least thirty-six (36) hours before the meeting or by causing the same to be transmitted by telephone, cable, or wire message at least twenty-four (24) hours before the meeting to each director to his address on file with the Secretary of the Corporation.

         The directors may hold their meetings at such place or places, either within or without the State of Alabama, as the Board shall designate from time to time.

         2.03 QUORUM, VACANCIES, ADJOURNMENT - Subject to the provisions of the Certificate of Incorporation, as amended, a majority of the Directors shall constitute a quorum for the transaction of business at meetings of the Board. Subject to the provisions of the Certificate of Incorporation, as amended, vacancies in the Board shall be filled by a majority of the Directors then in office. A majority of the Directors present at any meeting may adjourn the meeting until a later day or hour, or sine die, whether or not a quorum is present. A minute of such adjournment shall be entered on the records by the Secretary, and no further notice thereof shall be necessary.

         2.04 RULES - The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper not inconsistent with these By Laws or the Certificate of Incorporation and the amendments thereof.

         2.05 COMPENSATION OF OFFICERS AND DIRECTORS - The Board of Directors shall fix and authorize the payment of compensation for all officers of the Corporation, including such officers as may be directors of the Corporation, for services to the Corporation; and shall fix and authorize the payment of compensation and expenses to the directors for services to the Corporation, including fees and expenses for attendance at meetings of the Board and of all committees of the Board.


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         2.06     INDEMNIFICATION OF DIRECTORS AND OFFICERS - LIABILITY
INSURANCE -

                  (a) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, or proceeding, whether civil, criminal, administrative, or investigative, including appeals, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation or is, or was, serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim or action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (c) To the extent that a director or an officer of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue, or matter in any such action or proceeding.

                  (d) Any indemnification under subsections (a) and (b) of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made:


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                           (i) By the Board of Directors by a majority vote of a
quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to such claim, action, or proceeding;

                           (ii) If such a quorum is not obtainable, or even if
obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                           (iii) By the stockholders.

                  (e) Expenses, including attorneys' fees, incurred in defending a civil or criminal claim, action, or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, or proceeding as authorized in the manner provided in subsection (d) of this section upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if, and to the extent that, it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

                  (f) The indemnification authorized by this section shall not be deemed exclusive of, and shall be in addition to, any other rights, whether created prior or subsequent to the enactment of this section, to which those indemnified may be entitled under any statute, rule of law, provision of articles of incorporation, by-law, agreement, or vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or an officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

                            III. OFFICERS AND AGENTS

         3.01 EXECUTIVE OFFICERS - The executive officers of this Corporation shall consist of a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer. In addition, the Board of Directors of this Corporation may, but shall not be required to elect one or more of the following: Executive Vice President, Senior Vice President, Assistant Treasurer, and Assistant Secretary. In addition, the Board of Directors of this Corporation may, but shall not be required to elect a Controller. The Chairman of the Board and the President shall be members of the Board of Directors; the other officers may, but need not be directors. The Chairman of the Board and the President may be the same person, and the Secretary and Treasurer may be the same person, and an Executive Vice
President, a Senior Vice President, or a Vice President may also hold the office of Secretary or Assistant Secretary, Treasurer, Controller, or
Assistant Treasurer, provided, however, that the Chairman of the Board may not also hold the offices of Executive Vice President, Senior Vice President, or Vice President; that the President may not also hold the office of Executive Vice President, Senior Vice President, or Vice President and that an Executive Vice President, a Senior Vice President, or a Vice President may hold either but not both the offices of Secretary and Treasurer.


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         Except where otherwise expressly provided in a written contract duly authorized by the Board of Directors, all officers, agents, and employees shall be subject to removal at any time by the affirmative vote of a majority of the directors for the time being in office, and all officers, agents, and employees other than officers elected or appointed by the Board of Directors shall also be subject to removal at any time by the officer appointing them.

         In addition to the powers and duties of the officers of the Corporation as set forth in these By Laws and except as otherwise provided in the Certificate of Incorporation, they shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

         3.02 CHIEF EXECUTIVE OFFICER - The Board of Directors shall by resolution duly adopted, designate one of the executive officers of the Corporation as the chief executive officer of the Corporation, and the officer so designated by the Board of Directors shall, subject to the control of the Board of Directors, have general charge and control of the business and affairs of the Corporation and shall perform such other duties as may from time to time be assigned to him by the Board of Directors. The designation by the Board of Directors of one of such executive officers other than the Chairman of the Board as the chief executive officer of the Corporation shall not affect the duties required to be performed by the Chairman of the Board of the Corporation under the provisions of Sections 1.06 and 1.08 of these By Laws.

         3.03 THE CHAIRMAN OF THE BOARD - The Chairman of the Board shall preside at all meetings of the stockholders and of the directors at which he is present, and shall perform such other duties as may, from time to time, be assigned to him by the Board of Directors. The Chairman of the Board shall, in the absence of the President or in case of his inability to act, perform the duties and exercise the authority of the President.

         3.04 THE PRESIDENT - The President shall be the chief operating officer of the Corporation. He shall, from time to time, obtain information concerning the affairs and business of the Corporation and shall promptly lay such information before the Board of Directors. He shall communicate to the Board of Directors all matters presented by any officer of the Corporation for its consideration and shall, from time to time, communicate to the officers such action of the Board of Directors as may, in his judgment, affect the performance of their official duties. He shall have power to appoint and remove all agents, and employees of the Corporation (other than its officers), and shall perform all such other duties as are incident to the office of President and such specific duties as may, from time to time, be assigned to him by the Board of Directors.

         In the absence of the Chairman of the Board, he shall preside at all meetings of stockholders and at all meetings of the Board of Directors at which he is present.

         3.05 VICE PRESIDENTS - Each Vice President may have such title designation, and each Vice President and each Executive Vice President, if there be one or more of them, and each Senior Vice President, if there be one or more of them, shall perform such duties and exercise such authority as from time to time may be prescribed and conferred by the Board of Directors.


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         3.06 THE SECRETARY - The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall keep a record of all their proceedings. He shall give due notices of all meetings of the stockholders and of the Board of Directors. He shall notify the several officers of the Corporation of all action taken at any such meeting concerning matters in their respective departments, and shall transmit to the Treasurer for proper record copies of all contracts and resolutions providing for the payment of money to or by the Corporation. He shall procure and keep in his files certified copies of the minutes of all meetings of the stockholders and of the Board of Directors of all companies a majority of whose capital stock is owned by this Corporation. He shall be the custodian of the seal of the Corporation, of mortgages, leases, and of such other papers and documents as shall be committed to his care by the Board of Directors. He shall have charge of the stock transfer department and supervision of the transfer of the stocks and of the registration and transfer of the bonds issued by the Corporation. He shall have power to affix the seal of the Corporation to instruments authorized by the Board of Directors and to attest the same; and shall perform such other duties as shall be assigned to him by the Board of Directors. He shall be sworn to the faithful discharge of his duty.

         3.07 ASSISTANT SECRETARIES - The Assistant Secretaries, if there be one or more of them, shall exercise such of the powers and perform such of the duties of the Secretary as shall be assigned to them by the Secretary or the Board of Directors. Each Assistant Secretary of this Corporation be and he hereby is authorized, in the absence or disability of the Secretary, to perform all the duties and exercise all the powers of the Secretary. Any action which in
Article I or Article II of these By Laws it is stated shall be taken by or in connection with the Secretary may be taken by or in connection with any Assistant Secretary with the same effect as if he were the Secretary.

         3.08 THE TREASURER - The Treasurer is authorized to receive and collect all moneys due to the Corporation and to receipt therefor, and to endorse for deposit to the credit of the Corporation in depositories designated by the Board of Directors, checks, drafts, or vouchers drawn to the order of the Corporation or payable to it. He is authorized to pay interest on obligations and dividends on stock when due and payable. He shall cause to be kept in his office true and full accounts of all receipts and disbursements. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall also perform such other duties as shall be assigned to him by the Board of Directors.

         3.09 CONTROLLER - The Controller, if there be one, shall, subject to the Board of Directors, provide and maintain financial and accounting controls over the business and affairs of the Corporation. He shall maintain, among others, adequate records of the assets, liabilities, and financial transactions of the Corporation, and shall direct the preparation of financial statements, reports, and analyses. He shall perform all acts incident to the position of controller, subject to the control of the Board of Directors, the Chairman, and any Vice President or other executive officer charged by the Board of Directors with general supervision of the financial affairs of the Corporation. If there shall be no Controller, the duties set out above in this ss.3.09 shall be performed by the Treasurer.

         3.10 ASSISTANT TREASURERS - The Assistant Treasurers, if there be one or more of them, shall exercise such of the powers and perform such of the duties of the Treasurer as shall be assigned to them by the Treasurer or by the Board of Directors. Each Assistant Treasurer of this Corporation be and he hereby is authorized, in the absence or disability of the Treasurer, to perform all the duties and exercise all the powers of the Treasurer.


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         3.11 DELEGATION OF DUTIES - In case of the absence or incapacity of any officer of this Corporation, the Board of Directors may delegate his powers and duties for the time being to any other officer or to any director.


                  IV. ISSUE AND TRANSFER OF STOCK CERTIFICATES

         4.01 ISSUANCE AND TRANSFER OF STOCK - The Board of Directors shall provide for issue, transfer, and registration of the certificates representing the capital stock of the Corporation, and shall appoint the necessary officers, transfer agents, and registrars of transfers for that purpose.

         4.02 EXECUTION OF CERTIFICATES - Until otherwise ordered by the Board of Directors, stock certificates shall be signed by the President or by a Vice President, and by the Secretary or an Assistant Secretary thereunto authorized by the Board of Directors.

         4.03 FACSIMILE SIGNATURES, SEAL - Unless otherwise ordered by the Board of Directors, the signatures on stock certificates of the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, or a Vice President and the Secretary or an Assistant Secretary of the Corporation may be facsimiles engraved or printed and the corporate seal to be affixed thereto may be facsimile, engraved, or imprinted thereon. In case any officer or officers whose facsimile signatures may be used on any stock certificate cease to be such officer or officers, whether because of death, resignation, or otherwise, before such certificates have been issued, such certificates shall nevertheless be deemed to have been adopted by the Corporation and may be countersigned and issued by any transfer agent or registrar as though such person or persons whose facsimile signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

         4.04 TRANSFER OF STOCK - Transfers of stock shall be made on the books of the Corporation only by order of the person in whose name such stock is registered or by his attorney lawfully constituted in writing, and unless otherwise authorized by the Board of Directors, only upon surrender and cancellation of the old certificate. No new stock certificate shall be issued to a transferee until the transfer has been made on the books of the Corporation.

         4.05 REPLACEMENT CERTIFICATES - In case any stock certificate shall be lost, by theft or otherwise, or destroyed, the Board of Directors in its absolute discretion may order the issuance of a new certificate in lieu thereof, upon delivery to the Corporation of a bond of indemnity satisfactory to the Board.

         4.06 CLOSING TRANSFER BOOKS, RECORD DATE - The Board of Directors may fix in advance any period of not more than thirty days preceding any dividend payment date or any date for the allotment of rights, during which the stock transfer books shall be closed; or in the event that the Board of Directors shall not have fixed such period, it may fix a date not more than thirty days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to receive such dividends or rights, as the case may be.


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                        V. CHECKS - NOTES - DRAFTS - ETC.

         5.01 Unless otherwise directed by the Board of Directors, all notes, acceptances, checks, drafts, and orders for the payment of money shall be signed by the Treasurer, the Controller, or an Assistant Treasurer and any one of the following officers of the Corporation: Chairman of the Board, President, Executive Vice President, Senior Vice President, any Vice President, Secretary, Treasurer, Assistant Secretary, and Assistant Treasurer.

                             VI. GENERAL PROVISIONS

         6.01 DUTIES - All officers, agents, and employees, in exercise of the powers conferred and the performance of the duties imposed upon them, by these By Laws or otherwise, shall at all times be subject to the direction, supervision, and control of the Board of Directors.

         6.02 EXECUTION OF INSTRUMENTS - Except as otherwise ordered by the Board of Directors, the chairman of the Board, the President, the Executive Vice President, a Senior Vice President, and each Vice President shall severally have power to execute on behalf of the Corporation any deed, bond, indenture, certificate, contract, or other instrument, and to cause the corporate seal thereto to be affixed and attested by the Secretary or an Assistant Secretary.

         6.03 STOCK OF THE CORPORATION - Shares of stock belonging to the Corporation need not stand in the name of the Corporation but may be held for the benefit of the Corporation in the individual name of the Chairman of the Board, the President or of the Secretary or the Treasurer or of any other officer designated for the purpose by the Board of Directors. The certificates for stock so held for the benefit of the Corporation shall be in proper transfer form and shall be kept in the safe deposit vaults of the Corporation, subject to access thereto as shall be ordered from time to time by the Board of Directors. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or any Vice-President, or such other officer as may be designated by the Board of Directors to act in the absence of the Chairman of the Board, the President or any Vice President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the Corporation may hold securities, and at such meetings the Chairman of the Board, or such other officer of the Corporation, or such proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The Chairman of the Board, or such other officer of the Corporation, or such proxy may also exercise any part or all of such voting and other authority, rights and power through execution of an action by written consent in lieu of a meeting of shareholders. The Secretary or any Assistant Secretary may affix the corporate seal to any such proxy or proxies so executed by the Chairman of the Board, or such other officer, and attest the same. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

         6.04 WAIVER OF NOTICE - Any stockholder, director, or officer may waive any notice required to be given to him under these By Laws.


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         6.05 OFFICES - In addition to its principal office in the State of
Alabama, the Corporation may have an office or offices, either within or without the State.

         6.06 CORPORATE SEAL - The Corporate seal shall be circular in form, with the words "Alagasco, Inc." on the outer margin thereof and bearing on the inner portion the words "Corporate Seal, 1978". The corporate seal may be affixed by impression, printing, engraving, or by use of a rubber stamp.

         6.07 AMENDMENT OF BY LAWS - These By Laws may be altered, amended, or repealed at any meeting of stockholders, by vote of the holders, present in person or by proxy, of a majority of all of the stock which at the time shall be entitled to vote at elections of directors, or by the Board of Directors at any meeting thereof, by vote of a majority of all the members of the Board.


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